UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2011

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
State or other jurisdiction of incorporation)
000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective July 29, 2011, Auxilio, Inc., a Nevada corporation (the “Company”) closed on a private offering of secured convertible notes and warrants (“Units”) for gross proceeds of $1,850,000.  Each of the Units consists of (i) a $5,000 secured convertible promissory note (each a “Note” and collectively “Notes”) and (ii) a warrant (each a “Warrant” and collectively “Warrants”) to purchase 1,000 shares of the Company’s common stock (“Common Stock”) at $1.50 per share. The Notes mature July 29, 2014 and are secured by the Company’s tangible and intangible assets.  The Notes accrue interest at a rate of eight percent (8%) per annum, compounded annually, and the interest on the outstanding balance of the Note is payable no later than thirty (30) days following the close of each calendar quarter.  The Notes are convertible into 1,850,000 shares of Common Stock.   The Warrants expire April 29, 2016 and are exercisable to purchase up to 370,000 shares of Common Stock.  The Company additionally granted piggyback registration rights to the investors in this offering.  Several members of the Board of Directors of the Company, including John Pace, Michael Joyce, Mark St. Clare and Michael Vanderhoof participated in the offering.

The Company has also agreed to pay Cambria Capital, LLC a placement fee of $149,850 in sales commissions, reimburse for costs associated with the placement of the Units and issue a Warrant to purchase up to 199,800 shares of Common Stock exercisable at a price of $1.50 per share.   Cambria Capital, LLC is an affiliate of Michael Vanderhoof, a member of the Board of Directors of the Company. The engagement of Cambria Capital, LLC, the payment of the placement fee and the issuance of the Warrant to Cambria Capital, LLC were approved by a majority of the disinterested members of the Board of Directors. The Company additionally granted piggyback registration rights to Cambria Capital, LLC in this offering that are the same as those afforded to the investors in the offering.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 and Item 3.02 of this Current Report is incorporated by reference in this Section 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 3.02.  As more fully described in Item 1.01, the Company issued a principal amount of $1,850,000 of secured convertible promissory notes and warrants to purchase up to 370,000 shares of Common Stock to certain “accredited investors” as such term is defined in Rule 501 under the Securities Act of 1933 (the “Act”).  The Company received gross proceeds of $1,850,000, (net proceeds of $1,700,150, after deducting sales commissions) from the private placement.  The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated under the Act and in reliance on similar exemptions under applicable state laws.  The issuance of the Company’s secured convertible promissory notes and the warrants did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about the Company in order to make an informed investment decision; having received representations to this effect, the Company believes that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’ secured convertible notes and warrants.

The foregoing description of the terms of sale of the securities described in this report is qualified in its entirety by reference to the full text of the underlying documents which have been filed as Exhibits to this report, and each is hereby incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           The following exhibits are to be filed as part of this 8-K:

Exhibit No.	Description
10.1	Form of 8% Convertible Promissory Note dated July 29, 2011.
10.2	Form of Warrant to Purchase Common Stock dated July 29, 2011.
10.3	Placement Agent Warrant to Purchase Common Stock dated July 29, 2011.
10.4	Form of Security Agreement dated July 29, 2011.
10.5	Form of Registration Rights Agreement dated July 29, 2011.
10.6	Form of Investment Unit Purchase Agreement dated July 29, 2011.
99.1	Press Release dated August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                AUXILIO, INC.

Date: August 3, 2011

By: /s/ Paul T. Anthony
Name:Paul T. Anthony
Title:  Chief Financial Officer
Principal Financial Officer